FORM OF

April 20, 2011

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Investment Trust (the “Trust”), as a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. dated April 30, 2010 (the “Agreement”), hereby requests an amendment to the Schedule A of Agreement.

This letter is to notify DST Systems, Inc. that on December 15, 2010, the Trust’s officers executed an Amendment to the Declaration and Agreement of Trust establishing a new series of the Trust – Lord Abbett Short Duration Real Return Fund; and on January 27, 2011 the Trust’s officers executed an Amendment to the Declaration and Agreement of Trust changing the name of such new Series to Lord Abbett Inflation Focused Fund (the “Fund”). It is the Trust’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Fund under the terms of the Agreement; therefore, the Trust requests that DST Systems, Inc. agree, in writing, to provide such services to the Fund thereby making the Fund a Series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the addition of the new series.

It is currently anticipated that the registration statement for the Fund will become effective on April 20, 2011. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Investment Trust

By:
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Vice President– Full Service
DST Systems, Inc.

Enclosures

FORM OF SCHEDULE A (amended as of April 20, 2011)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 by and between DST Systems, Inc. and Lord Abbett Family of Funds. Capitalized terms used herein but not defined herein in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

LORD ABBETT AFFILIATED FUND, INC.

LORD ABBETT BLEND TRUST

    Lord Abbett Small-Cap Blend Fund

LORD ABBETT BOND-DEBENTURE FUND, INC.

LORD ABBETT DEVELOPING GROWTH FUND, INC.

LORD ABBETT GLOBAL FUND, INC.

    Lord Abbett Emerging Markets Currency Fund

    Lord Abbett Global Allocation Fund

LORD ABBETT INVESTMENT TRUST

    Lord Abbett Convertible Fund

    Lord Abbett Core Fixed Income Fund

    Lord Abbett Floating Rate Fund

    Lord Abbett High Yield Fund

    Lord Abbett Income Fund

    Lord Abbett Inflation Focused Fund

    Lord Abbett Short Duration Income Fund

    Lord Abbett Total Return Fund

    Lord Abbett Balanced Strategy Fund

    Lord Abbett Diversified Income Strategy Fund

    Lord Abbett Growth & Income Strategy Fund

    Lord Abbett Diversified Equity Strategy Fund

LORD ABBETT MID-CAP VALUE FUND, INC.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

    Lord Abbett AMT Free Municipal Bond Fund

    Lord Abbett California Tax-Free Income Fund

1         As amended on April 20, 2011 to reflect (1) the addition of Lord Abbett Investment Trust – Lord Abbett Inflation Focused Fund; and (2) the name change of Lord Abbett Global Fund, Inc. – Lord Abbett Emerging Markets Currency Fund (formerly, Lord Abbett Developing Local Markets Fund).

    Lord Abbett High Yield Municipal Bond Fund

    Lord Abbett Intermediate Tax-Free Fund

    Lord Abbett National Tax-Free Income Fund

    Lord Abbett New Jersey Tax-Free Income Fund

    Lord Abbett New York Tax-Free Income Fund

    Lord Abbett Short Duration Tax Free Fund

LORD ABBETT RESEARCH FUND, INC.

    Lord Abbett Capital Structure Fund

    Lord Abbett Classic Stock Fund

    Lord Abbett Growth Opportunities Fund

    Small-Cap Value Series

LORD ABBETT SECURITIES TRUST

    Lord Abbett Alpha Strategy Fund

    Lord Abbett Fundamental Equity Fund

    Lord Abbett International Core Equity Fund

    Lord Abbett International Dividend Income Fund

    Lord Abbett International Opportunities Fund

    Lord Abbett Large-Cap Value Fund

    Lord Abbett Micro-Cap Growth Fund

    Lord Abbett Micro-Cap Value Fund

    Lord Abbett Value Opportunities Fund

LORD ABBETT SERIES FUND, INC.

    Bond-Debenture Portfolio

    Capital Structure Portfolio

    Classic Stock Portfolio

    Developing Growth Portfolio

    Fundamental Equity Portfolio

    Growth and Income Portfolio

    Growth Opportunities Portfolio

    International Core Equity Portfolio

    International Opportunities Portfolio

    Mid-Cap Value Portfolio

    Total Return Portfolio

    Value Opportunities Portfolio

LORD ABBETT STOCK APPRECIATION FUND

LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.